                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      Registration No. 333-35696


PROSPECTUS SUPPLEMENT
(To Prospectus dated May 11, 2000)

                                4,185,998 SHARES


                        BINDVIEW DEVELOPMENT CORPORATION


                                  COMMON STOCK


     This document supplements the prospectus dated May 11, 2000, relating to the common stock. This prospectus supplement is incorporated by reference into the prospectus. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Shareholders" in the prospectus dated May 11, 2000.




     The date of this prospectus supplement is November 17, 2000.

                              SELLING SHAREHOLDERS

     All of the shares of common stock offered by this prospectus were issued in connection with our acquisition of Entevo Corporation, except for the 5,164 shares registered for sale by Imperial Bancorp, which shares are issuable on exercise of a warrant originally exercisable for shares of Entevo that we assumed in connection with that acquisition. We acquired Entevo on February 9, 2000, in a transaction accounted for as a pooling of interests. In connection with that acquisition, we undertook the obligation to file the registration statement of which this prospectus forms a part.

     The following table shows the names of the selling shareholders and the number of shares of our common stock that they may offer and sell under this prospectus. All of the selling shareholders were shareholders of Entevo before our acquisition of Entevo. The beneficial ownership shown below includes an aggregate of 413,960 shares of our common stock held in an escrow account. We may assert claims against this account until February 8, 2001 for matters related to the acquisition. For purposes of this table, we have assumed that all of the shares of our common stock held by the selling shareholders will be sold, and that the selling shareholders will not hold any shares after this offering.

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
250 Venture Capital Associates, III                                        2,544
Abhay, Havaldar                                                            6,331
Abhyankar, Anand                                                             162
Alex Brown Investments Incorporated                                        5,683
Allen, Nancy C. Revocable Trust                                              790
Allen, Robert H. Revocable Trust                                             790
Ambach, Harriette IRA Contributory                                           316
Ambach, Neil IRA Rollover                                                  1,027
Ambach, Neil Roth IRA                                                        553
Ambassador Mark Palmer                                                     2,842
Amdahl, Gene M.                                                              134
Anderson, Robert                                                           1,580
Asset Management Partners                                                  8,526
Axelrod, Robert                                                              948
Baskin, Herbert                                                            1,542
Bayview Investors, Ltd.                                                    2,899
Becker, Douglas                                                              395
Becker, Douglas Irrevocable Grantor Trust                                    395
Becker, Eric D. GST Exempt Family Irrevocable Trust                          790
BIA Venture Investors                                                      2,544
Biddle III, A.G.W.                                                        28,698
Binford, Joy E.                                                            2,581
Binger, Benjamen                                                             316
Bonsal, Jr., Frank A.                                                     27,109
Boulder Ventures III Annex, L.P.                                           1,694
Boulder Ventures III L.P.                                                 27,842
Brinkley, Dana                                                               158
Brooks Road LLLP                                                             790
Brown, Jr., Louis M.                                                       1,271
Brown, Walter F.                                                           1,271
Brownstein, Neill                                                          6,030
Brueck, Robert L.                                                          1,271
BV II Investors LLC                                                        2,370
Calabrese, Michael                                                         1,137
Cambridge NBV Investment LLC c/o Frank Trumbower                           2,976
Campbell, James                                                            1,580
Campbell, Janice                                                           1,580
Capital Recovery Investments II Trust, Kleinwort Benson (Jersey)
 Limited, Trustee                                                          4,263
Carman, Carl                                                                 349
Caruthers Family LLC                                                       3,160
Caruthers, Marv                                                               33
Cashman, Edmund                                                              316
Chapman, John Haven                                                        1,137
Charpentier, Pierre                                                          504
Chaudhary, Amit                                                              282
Ciabatoni, Linda                                                          20,872
Claman, Alan                                                                 948
Claman, David                                                                316
Claman, Ron                                                                1,580
Cook, Robert E.                                                            2,273
Cordish Private Ventures, LLC                                              1,580
Cree & Jennifer Edwards Family Trust dated 10/19/99                          853
Crutchfield Properties LTD c/o John H. Crutchfield                         1,705

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
Culver, Donald                                                             1,580
Curley, Jr., John F.                                                       1,137
Curtis III, Guy H.                                                         1,271
Dalal, Yogen K.                                                              853
Dancyn Partners                                                            2,558
DB Alex. Brown                                                            13,514
Detmer, Thomas and Marguerite H.                                           1,580
Donald G. McNeely Revocable Trust dated 3/12/92 as amended                 4,263
Douglas E. Humphrey & Lisa MM Losito Jt Ten                                5,683
Draper International India L.P.                                           36,234
Draper, Polly C.                                                          17,053
Durham, Brenton                                                              790
Edwards, Paul C.                                                           1,705
Englebrecht, Marcy                                                         4,740
English, Phil                                                              1,137
Ernest R. Freeman & June Moser Freeman Joint Living Trust                  1,137
Faherty Property Co Ltd. c/o Michael E. Faherty                            3,513
Faherty, Michael                                                           2,412
Falcon Technology Partners L.P.                                            3,160
Farkas, Bernard                                                            1,271
FBR Technology Venture Partners L.P.                                     243,712
Feinblum, Barnet                                                             474
Fidler, Josh                                                               3,160
Fidler, Josh E.                                                              503
Finn, Steve                                                                1,580
Ford, Harry                                                                  158
Fredrick, Stephen M.                                                         568
Friedler, Stanley                                                          1,264
Friedman, Howard                                                           1,264
Friedman, Karl                                                               948
GAP Coinvestment Partners, L.P.                                            2,377
Gartner, Gideon I.                                                         3,513
General Atlantic Partners 27, L.P.                                        14,677
Getter, Keith                                                                158
Ghiselli, James                                                               79
Goel Family Partnership                                                    4,263
Golieb Family Partnership, The                                               316
Golieb, Marianne K.                                                          158
Gonzalez, Joaquin J.                                                       1,271
Goot, Stephen                                                                790
Grandhaven LLC                                                             7,900
Greenfield Family Limited Partnership c/o Stewart H. Greenfield            1,137
Greenfield, Stewart H.                                                     1,839
Gregor G. Peterson and Dion Z. Peterson, Trustees of the Gregor G.
 Peterson Trust U/A dated 5/4/73                                           1,705
Grizzly King, LLC                                                          2,273
Gupta, Umang P.                                                            1,705
Gutterman Limited Partnership                                              2,007
Halevi, Debra                                                                158
Halle, James                                                                 158
Heiser, Jay G.                                                               352
Hewitt, Thomas L.                                                          1,421
Hexagon Investments LLC                                                    3,950
Himelfarb, Richard                                                           316
Himelfarb, Richard J.                                                      1,137

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
Hirshfeld, William                                                         2,212
Hirshhorn, Daniel                                                            948
Hittman, Fred                                                              3,410
Hudda, Aasheema                                                          162,798
Hudda, Amir                                                              304,494
Imperial Bancorp                                                           5,164
J.F. Shea Co., Inc.                                                       17,054
J.M. Bryan Family Trust                                                    2,132
Jacobson, Sanford                                                            474
Jain, Leena                                                                  188
Jeffrey & Kathryn Oster 1999 Family Trust                                    316
John Lillard Family Limited Partnership, John S. Lillard, General          4,263
John M. & Florence E. Bryan Trust UAD 8/19/91, John M. & Florence E.
  Bryan, Trustees                                                          2,132
Jones, Andrew                                                                474
Jones, Andy                                                                  502
Kaplan, Theodore                                                             158
Kay, Michael                                                                 790
KELAM (BVI), LTD.                                                            632
Kennedy Reed Partnership c/o Utility Partners Inc.                         1,137
Khosla, Vinod                                                              4,263
Kinsley, Robert                                                            7,900
Kiran, Nadkarni                                                            9,496
Krueger Family Partnership, L.P.                                             758
Kulkarni, Shrirang                                                            92
Labyrinth Enterprises LLC                                                  1,580
Ledecky, Jonathan J.                                                       1,137
Lefkoff, Joseph                                                              474
Lefkoff, Kyle                                                              1,292
Legacy Enterprises LLC                                                     2,370
Legg Mason Inc.                                                              632
Leisure & Stone Pension Plan                                                 158
Lemle, Robert                                                              1,580
LePere, Richard L.                                                         1,271
Lerner, Mark                                                               3,160
Limaye, Abhijit                                                              312
Linehan, Earl L.                                                           3,978
Linfield, James                                                              158
Logue, Kenneth F.                                                          1,137
Macks, Lawrence                                                            3,160
Macks, Lawrence M.                                                           502
Macks, Martha                                                              1,264
Macks, Morton J. Family Limited Partnership                                3,160
Macks, Morty                                                                  33
Malloch, Theodore                                                          3,618
Marcus, Michael                                                            3,160
Mario Morino Trust                                                         2,842
Marks, Arthur & Nancy Casey                                                3,160
Maryland Dept. of Business and Economic Dev.                               4,740
McConnell, Matt                                                              790
McIntyre, Marvin                                                             316
Meehan, Edward                                                               158
Mellon Ventures                                                           23,699
Mellon Ventures II, L.P.                                                 254,420
Mercantile Safe Deposit & Trust Co. Trustee Donaldson Brown u/d 2b
  Investment Trust                                                         6,820

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
Mercantile Safe Deposit & Trust Co. Trustee Donaldson Brown u/w 6B
  Investment Trust                                                         2,842
Mercure, Merc                                                                 33
Mercure, R.C. and Nancy S., TIC                                              632
Merifio Capital, N.V.                                                      4,263
Merritt, Robert M./Susan M. Brooks, TIC                                      632
Michael P. Galvin Trustee of the Michael P. Galvin 1994 Trust              3,513
Mid Atlantic Fund of Funds, LP                                             1,580
M-L THREE, LLC                                                             3,160
MM Ventures LLC                                                            6,715
Moody, Francis                                                               316
Moody, Gibbs R.                                                            3,618
Morgan, James                                                              3,160
Moses Family Limited Partnership                                           3,544
Mower, Morton                                                              3,160
MRM Fund #2                                                                  948
Muchnick Golieb & Golieb                                                     158
Narendra & Vinita Gupta Living Trust                                       8,526
NEA Presidents Fund                                                        5,806
NEA Ventures 1998, L.P.                                                      646
Neill Brownstein & Linda Brownstein Jt Ten                                 6,355
New Enterprise Associates VII L.P.                                       459,408
North Investment Limited Partners                                          1,580
Novak Biddle Venture Partners L.P.                                        36,542
Novak, Edmund R. Jr.                                                       1,308
Novak, Jr., E. Rogers                                                     21,967
Novak, Jr., L. Rogers                                                      5,423
Oak Investment Partners VII, L.P.                                        454,442
Oak VII Affiliates Fund, L.P.                                             11,414
Ocampo Family Revocable Trust                                                632
Older Bolder Partnership III, LLP                                          2,212
Orange Lane L.L.C.                                                         3,160
Oswald, Charles W.                                                         2,976
Overseas Private Investment Corp.                                         13,189
Ozeroff, Christopher                                                         237
Page Mill Partners                                                         8,526
Palmer, Joan                                                                 237
Palsule, Mahendra                                                            292
Pappert, David P.                                                          1,271
Peieris, Brian                                                             1,264
Peieris, Jeffrey                                                           1,896
Pendray, John J.                                                           1,137
Perrin, Patrick                                                               79
Peyser, C. Alan                                                            1,808
Pisula, Joseph John                                                        1,137
Pisula, Joseph T.                                                          1,271
Plam, Mikhail and Olga                                                       316
Poor, Victor                                                                 237
Private Equity Holding (Cayman)                                           23,699
Pryor Family L.P.                                                          2,842
Quinn, Kevin G.                                                            2,976
Raste, Sunil                                                                 122
Rathmann Family Foundation                                                 3,160
Readmond, Ronald W.                                                        1,137

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
Rebecca Draper Living Trust                                               17,053
Reiman Charitable Foundation Inc.                                          3,160
Revocable Trust Agreement of Douglas G. & Irene E. DeVivo
  Dated 11/1/88                                                            4,263
Rice, Raymond                                                              6,030
Rice, Raymond D.                                                           5,818
Rich, George                                                               6,450
Rich, George S.                                                            2,408
Riverside Realty Company                                                     395
Roberts, William                                                             158
Robertson, Sanford G.                                                      8,526
Robin Donohoe, Trustee of the Robin Richards Donohoe Trust
  dated 1/30/96                                                           14,893
Robinson, Marcia K. Annuity Trust                                          1,580
Robinson, Richard L. Annuity Trust                                         1,580
Rochlin, Herbert                                                           2,370
Rooster Investment Company, L.L.C. c/o Lammot DuPont                       2,842
Rosen, Burton and Betty                                                      632
Rosenweld, Peter & Cynthia                                                   632
Roshko, Peter                                                              1,450
Rowan, James                                                                 158
RSL Family Partnership, L.P.                                               1,580
S1 Corporation                                                            75,370
Sabelhaus, Robert                                                            158
Sanders, Eugene                                                              712
SAP America, Inc.                                                        275,366
Schlessinger, Jeffrey                                                      2,412
Scott & Stringfellow Inc.                                                  8,525
Seigmeister, Carol                                                           316
Seynhaeve, Denis A.                                                        5,683
Shapiro, Isreal                                                              790
Shawe, Earle                                                               4,740
Shawe, Stephen                                                             1,580
Shields, John                                                                316
SHL, Inc.                                                                  6,320
Sibel Family Limited Partnership, LLLP                                       790
Silicon Valley Bancshares                                                  3,474
Simpkins, Dan                                                                 79
SK Limited Partnership                                                     3,160
Slade, Inc.                                                                  948
Smartt, Robert & Mary Carole                                               1,580
Smith, Esther T.                                                           1,271
Smith, James                                                                 632
Smith, Louis                                                                 632
Smith, Michael L.                                                            240
Snipes, Timothy                                                            1,106
Snitman, David                                                             3,160
Sollers Point Company                                                        395
South Ferry #2, L.P.                                                       3,160
Spazante, William                                                            237
St. Paul Fire & Marine Insurance Co.                                      56,832
Steiner, Fred S.                                                             316
Stephen Crocker & Beth Crocker Jt Ten                                      1,137
Stephens, Paul H.                                                          8,526
Stewart, Alexsander & Susan                                                  316
Sule, Manjiri                                                                106
Symphony NB Investment, LLC                                               12,060

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ------------
Symphony N-B Investment, LLC                                               5,818
Tanner, Harold                                                             2,212
Tanner, James                                                                948
TBUG LLC c/o H. Thorne Gould-Murray Corp.                                  3,410
The Davidow Family Trust                                                   8,526
The Greenfield Family Limited Partnership                                  9,030
The Keet Family Trust c/o Ernest E. Keet                                   1,271
The Melvin and Joan Lane Revocable Trust                                   4,263
The Rekhi Family Trust Dated 12/15/89, c/o Kanwal S. Rekhi and
  Ann K. Rekhi, Trustees                                                   8,526
The Rutherford Group c/o Hugh M. Tietjen                                   1,271
The Zrno Family Living Trust                                               4,397
Theodore S. Rappaport & Brenda M. Rappaport Jt Ten                         1,137
Thomas, James Tierney                                                      1,705
Timothy Draper Living Trust                                               17,053
TRIM TAB Venture LLC c/o DHP & Sons Inc.                                   1,137
Trisun Financial Group, LLC                                                2,370
Turner, Peter                                                                119
Union Bank of Switzerland Capital LLC                                     34,099
University of Colorado Foundation                                          9,480
Van Camp, Robert W.                                                          568
Van Wagoner Capital Management                                           433,994
Vanguard Atlantic Ltd. c/o Ernest E. Keet                                  1,137
Venture Bank @ PNC                                                         6,715
Viswanath, Prashanth                                                     346,700
Voorhees Securities                                                        5,683
Walker, Michael                                                            6,179
Weidman, Marsha                                                              316
Will's Wei Corporation                                                     6,320
Willard, Josiah                                                            1,580
William C. Edwards Revocable Trust U/A 9/22/88                             4,263
William H. Draper, III, Trustee of the William H. and
  Phyllis C. Draper Revocable Trust dated 12/23/88                        69,766
William K. Bowes, Jr. Charitable Remainder Trust                           8,526
William L. Edwards                                                         1,705
Wood Associates                                                            1,264
Woodbranch Associates                                                      1,264
Wright, Peter A.                                                           2,273
WS Investment Company                                                      3,618
Yaffe, Henry                                                                 237
Yaffe, Linda Steel                                                           474
Yaffe, Seymour                                                               474
Young, Dendy                                                               6,355
Yu, Dajian                                                                   356
Zarou, Paul A.                                                               566
Zeff, Kal                                                                  1,580
                                                                       ---------
    TOTAL                                                              4,185,998

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